EXHIBIT h.(ii)

       Form of Amendment Number 1 to Transfer Agency and Service Agreement



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                              AMENDMENT NUMBER 1 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


Pursuant to the Transfer Agency and Service Agreement between The Hartford Mutual Funds, Inc. and Hartford Administrative Services Company dated November 1, 2001 (the "Agreement"), The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included as five new Funds. All provisions of the Agreement shall apply to The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

          IN WITNESS WHEREOF, the parties have caused this amendment to be executed on the ______ day of _______, 2002.

                                 THE HARTFORD MUTUAL FUNDS, INC.
                                 on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Short Maturity Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By:
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                                 HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                                 By:
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